Exhibit 23.4

Date: June 2, 2026

The9 Limited

17 Floor, No. 130 Wu Song Road

Hong Kou District

Shanghai 200080

People’s Republic of China

Attn.: Board of Directors

Dear Sirs,

We hereby consent to the use of our name under the headings “Our Company” and “Enforceability of Civil Liabilities”, in the registration statement on Form F-3 (“Registration Statement”), including all amendments or supplements thereto, initially filed by The9 Limited on April 15, 2026, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the filing of this consent as an exhibit to the Registration Statement.

In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the regulations promulgated thereunder.

Yours faithfully,

/s/ CFN Lawyers LLP

CFN Lawyers LLP

CFN Lawyers LLP 陳馮吳律師事務所有限法律責任合夥	☞	Hong Kong Main Office
Rooms 1710-1711, 17th Floor, New World Tower 1,
Nos.16–18 Queen’s Road Central, Central, Hong Kong.
香港中環皇后大道中16–18號新世界大廈1座17樓1710–1711室
Tel: +852 2114 2208 Fax:+852 3585 6325
Email: cfn@cfnlaw.com.hk

Hong Kong Branch Office
Room Nos.4101-4104, 41st Floor, Sun Hung Kai Centre,
30 Harbour Road, Wanchai, Hong Kong
香港灣仔港灣道30號新鴻基中心41樓4101至4104室
Tel: +852 3468 7365 Fax:+852 3585 6918
Email: cfn@cfn2.com.hk

PRC Representative Office
Room 13a46, 13th Floor, Xuesong Building B, 52 Tairan 6th Road,
Futian District, Shenzhen, Guandong, PRC
廣東省深圳市福田區泰然六路52號雪松大廈B座13層13a46室
Tel: +86 185 7645 3316

United States (New York)
CFN Lawyers LLC (Affiliated Office)
418 Broadway #4607, Albany, NY 12207, USA
Tel: +1 (646) 386 8128 Fax: +1 (646) 568 9779
Email: cfn@cfnllc.us	Partners
Fung Po Yee
Ng Wai Yat
Chen Jenny
Mok Kam Sheung *
Chan Kam Shing
Ho Man
Choi Sanny
Tsen Hau Yen
Wong Kee Ho
Leung Tsun Kit Marcus
Li Chun Fung
Wong Ho Yin Patrick
Yuan Kai

Consultants
Tsang Chi Keung
Li Amanda Ching Man
Ng Bon G
Pun Tsz Man Jenny
Wong Stephanie Tao Tao
Chan Yuk Hang Ricky
Kwong Tsz Ching Jack
Chow Hey Ling Helene
Kho Wai
Yung Ming Wai
Yim Shun Wing Iris	合夥人 馮寶儀 吳慧日 陳怡芳 莫錦嫦 陳錦成 賀敏 蔡倩盈 曾豪淵 黃紀豪 梁進傑 李駿鋒 黃浩然 袁凱 顧問 曾志強 李靜文 吳邦智 潘梓雯 黃陶陶 陳育恒 鄺子程 周曦翎 許維 翁明蔚 嚴舜頴
*China-Appointed Attesting Officer 中國委托公証人